Exhibit 10.03
_______________, 2022

Via Electronic Delivery
Stephanie Pugliese

Re: Terms of Separation

Dear Stephanie:

This letter agreement (the “Separation Agreement”) confirms the agreement between you and Under Armour, Inc. (together with its affiliates, the “Company”), regarding your separation from service with the Company. Reference is made to that certain Employee Confidentiality, Non-Competition, and Non-Solicitation Agreement by and between you and the Company, dated May 26, 2022 (the “Confidentiality Agreement”).

1.Transition Period and Separation Date.

(a)    Transition Period. Effective at the close of business on October 24, 2022 (the “Transition Date”), you will cease serving as the Company’s President of the Americas and the Transition Date will be the last day on which you hold any other positions that you currently hold with the Company or any of the Company’s subsidiaries. During the period commencing on the Transition Date and ending on March 3, 2023 (the “Transition Period”), the Company will employ you as an advisor. In your position as an advisor, you will cooperate with your successor(s) to effectuate an orderly and professional transition of your duties to your successor(s) as identified by the Board and to provide other transition services as reasonably requested by the Company, and you will cooperate with and assist the Company with any organizational or internal communications regarding your transition. During the Transition Period, the Company will continue to pay you your base salary at the current rate, and you will continue to be entitled to all employee benefits for active employees to which you are currently entitled. Further, you will continue to vest into your Company equity awards during the Transition Period in accordance with their terms.

(b)    Separation from Employment. You hereby acknowledge and agree that, as of the last day of the Transition Period (your “Separation Date”), you will terminate from all officer, director, and employee positions at the Company and its subsidiaries. During the Transition Period and thereafter, you will remain bound by the covenants contained in the Confidentiality Agreement and all other agreements and Company policies to which you are currently subject in accordance with their terms. Notwithstanding anything to the contrary in the Company’s Third Amended and Restated 2005 Omnibus Long-Term Incentive Plan (the “2005 Plan”) or in any other plan or award agreement governing any stock options, restricted stock units, or other equity-based awards held by you (together with the Plan, the “Equity Award Documentation”), your Separation Date will be the last day of your Service (as defined in the 2005 Plan) for all purposes under the Equity Award Documentation, and you will not be entitled to any continued vesting in any of your equity-based awards following your Separation Date. Nothing herein restricts or prohibits the Company from terminating your employment at any time prior to the Separation Date with Cause (as defined in your Confidentiality Agreement), if Cause exists, and if the Company terminates you with Cause, you will not be entitled to any payments or benefits hereunder (including any consulting engagement described below), other than the Accrued Amounts (as defined below).

2.    Payments Upon Separation.

(a)    General. In connection with your termination, the Company is agreeing to provide you with a separation benefits package as detailed below, provided that (i) you sign this Separation Agreement, including the General Release attached as Exhibit A and the Reaffirmation Clause (as described below, which Reaffirmation Clause may not be signed prior to March 3, 2023), and return them to the Company by the deadlines specified herein, (ii) you do not revoke your acceptance of the General Release or the Reaffirmation Clause, and (iii) you comply with the terms of this Separation Agreement and satisfactorily perform your duties as an advisor through the full Transition Period. You understand and agree that the Separation Benefits described below, to which you are not otherwise entitled, are adequate legal consideration for the promises and representations made by you in this Separation Agreement.

(b)    Separation Benefits. The Company will pay or provide you with the following separation benefits (collectively, the “Separation Benefits”): (i) an aggregate cash separation benefit equal to one and a half times the sum of ($749,999.9) your current base salary plus your target annual cash incentive award (at the current target of 75% of your current base salary), (ii) a cash amount equal to $35,959 intended to reimburse you for 18 times the current monthly premium cost for COBRA continuation coverage under the Company’s health insurance plans (based on your coverage elections as in effect on the Separation Date) as well as potential outplacement services. The Separation Benefits described in clauses (i) - (ii) above will be paid by the Company in a lump sum with the Company’s first regular payroll that is at least eight days after you deliver to the Company the signed Reaffirmation Clause, and the Separation Benefits described in clause (ii) above will be provided by the Company in the form of a direct payment to the tax preparer upon receipt of an invoice for services. In addition, without regard to whether you sign this Separation Agreement or the General Release, you will remain entitled to receive or retain, as applicable, (i) any earned but unpaid base salary and accrued vacation through the Separation Date, payable in accordance with the Company’s payroll practices and applicable law, (ii) any vested account balance under the Company’s 401(k) plan, payable in accordance with the terms of that plan, (iii) your accrued but unused paid time off in accordance with the Company’s paid time off policies, and (iv) any unreimbursed business expenses incurred by you through the Separation Date in accordance with the Company’s business expense reimbursement policies (the “Accrued Amounts”).

For the avoidance of doubt, the amounts set forth in this Separation Agreement and the Consulting Agreement, if any, are the sole and exclusive amounts payable to you in connection with your termination of employment with the Company, and you are not entitled to receive any additional separation benefits under any plan, program, agreement, or arrangement, including without limitation, the Confidentiality Agreement or any executive severance policy as currently in effect or in effect as of your Separation Date.

(c)    Restrictive Covenants. By signing this Separation Agreement and the General Release, you acknowledge and reaffirm your understanding of, and agreement to comply with, all of your post-employment obligations set forth in the Confidentiality Agreement, in accordance with their terms. In addition, you agree not to make any statement that is intended to become public, or that should reasonably be expected to become public, that criticizes, ridicules, disparages, or is otherwise derogatory of the Company or any of its affiliates or related parties, including any individuals known to you to be current or former employees, officers, or directors. The Company agrees that it will not, and will instruct its executive officers and directors to not, make or issue any statement that is intended to become public, or that should reasonably be expected to become public, and that criticizes, ridicules, disparages, or is otherwise derogatory of you. The foregoing does not prohibit you, the Company, or any of its officers or directors from making any statements as compelled by legal process or to protect your, its, or their legal rights (including under this Separation Agreement) or any statements required to be made to a governmental authority, nor does the foregoing prohibit any of the Company’s officers or directors from making any statements as may be required in the exercise of their fiduciary duties to the Company and its shareholders.

Notwithstanding anything in this Separation Agreement to the contrary, you will not be entitled to receive any of the unpaid Separation Benefits, and the Company will not be required to enter into the Consulting Agreement, if any, if (i) you breach the terms of the Confidentiality Agreement or this Separation Agreement (including the General Release), (ii) you fail to sign and return the signed Separation Agreement to the Company by the deadline below, including the General Release attached as Exhibit A and the Reaffirmation Clause, or (iii) you revoke your acceptance of this Separation Agreement, the General Release, or the Reaffirmation Clause.

3.    No Admission. Nothing contained in this Separation Agreement will constitute or be treated as an admission by you or the Company or any of its affiliates or related parties of any liability, wrongdoing, or violation of law.

4.    Reaffirmation. You agree to sign the Reaffirmation Clause below on the last day of the Advisory Period in order to extend and reaffirm the promises made by you in this Separation Agreement through March 3, 2023, including but not limited to the General Release.

5.    Enforcement. If you breach any of the terms of the Separation Agreement, the Company may immediately cease providing the Separation Benefits described above, to the extent that those payments and benefits have not yet been provided, to the fullest extent permitted by law. This will in no way limit the Company’s rights to pursue all legal and equitable remedies available to it as a result of your breach of the Separation Agreement.

6.    Severability. If any term of this Separation Agreement is held to be invalid, void, or unenforceable, the remainder of this Separation Agreement will remain in full force and effect and will in no way be affected, and the parties will use their best efforts to find an alternate way to achieve the same result.

7.    Taxes. The parties agree that all payments and benefits under this Separation Agreement are intended to comply with, or be exempt from, Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Separation Agreement will be interpreted and administered to be in compliance with or exempt from Section 409A. Each separately identified amount to be paid or benefit to be provided to you pursuant to this Separation Agreement, including each amount designated as having a different payment date from the other amounts, will be construed as a separate payment for purposes of Section 409A.

8.    Transfer of Rights. You agree you have not assigned or transferred to another any released matter or any right to any of the consideration provided by Company set forth in this Separation Agreement.

9.    Governing Law; Consent to Jurisdiction; Service of Process. The formation, construction, and interpretation of this Separation Agreement and the General Release, including but not limited to its enforceability, shall at all times and in all respects be governed by the laws of the State of Maryland, without reference to its conflict-of-law rules. The Company has the right to enforce this Separation Agreement and General Release or pursue claims relating to it in any forum having jurisdiction. Any legal action that you initiate against the Company that relates in any way to this Separation Agreement and General Release, including, without limitation, for a declaratory judgment, will be brought exclusively in the state courts of Maryland. If the Company elects to sue in Maryland for any claim relating in any way to this Separation Agreement and General Release, you agree to waive any defense of lack of personal jurisdiction, inconvenient jurisdiction, or improper venue. Each party further agrees that service of any process, summons, notice, or document pursuant to Section 10 is effective service of process in any action, suit, or proceeding in Maryland with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence.

10.    MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES HERETO WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES HERETO DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, OR RELATED OR INCIDENTAL TO THIS SEPARATION AGREEMENT AND GENERAL RELEASE OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THE RELATIONSHIP ESTABLISHED AMONG THE PARTIES HEREUNDER.

11.    Execution. This Separation Agreement may be executed in counterparts, each of which will be considered an original, but all of which together will constitute one agreement. Execution of a facsimile copy will have the same force and effect as execution of an original, and a facsimile signature will be deemed an original and valid signature.

12.    Cooperation with the Company. As reasonably requested by the Company following the date hereof, you agree to cooperate fully with the Company and the Board and to provide information and testimony regarding any current or future actual or threatened litigation, claim, investigation, inquiry, dispute, controversy, or proceeding arising from actions or events occurring during your employment or consultancy with the Company. In connection therewith, the Company agrees to use its reasonable best efforts to assure that any request for such cooperation will not unduly interfere with your other material business and personal obligations and commitments. The Company agrees to reimburse you for any reasonable out-of-pocket expenses that you may incur when providing such information or testimony, in each case subject to advance written approval of the Board.

13.    Complete Agreement. This Separation Agreement, including the General Release attached as Exhibit A and the agreements referenced herein and therein, are the complete agreement regarding your advising and separation benefits. On the effective date of the General Release, this Separation Agreement will become a legally binding contract, and will supersede all prior discussions, promises, and negotiations on the subject. For the avoidance of doubt, following the Separation Date, you will not be entitled to receive any payments or benefits from the Company, whether in respect of your services to the Company or otherwise prior to or following the date hereof, other than the Accrued Amounts and the Separation Benefits. This Separation Agreement can be modified or amended only by a subsequent written agreement signed by you and an authorized officer of the Company.

Stephanie, thank you for your contributions to the Company. We all wish you the very best in your future professional endeavors.

[Signature Page Follows]

Best regards,

____________________________
Mehri Shadman
EVP, Chief Legal Officer & Corporate Secretary

ACKNOWLEDGED AND AGREED:

___________________________
Stephanie Pugliese

EXHIBIT A
GENERAL RELEASE

FOR AND IN CONSIDERATION OF the separation pay and benefits to be provided to me in the Separation Agreement to which this General Release is attached as Exhibit A (other than the Accrued Amounts), payment of which is conditioned on my signing this General Release and to which I am not otherwise entitled, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, I, on my own behalf and on behalf of my heirs, executors, administrators, beneficiaries, representatives, and assigns, and all others connected with or claiming through me, hereby release and forever discharge the Company and its current and past parents, subsidiaries, and other affiliates and all of their respective past, present, and future officers, directors, trustees, equity holders, employees, agents, employee benefit plans, general and limited partners, members, managers, investors, joint venturers, representatives, successors and assigns, and all others connected with any of them, both individually and in their official capacities (collectively, the “Released Parties”), to the extent provided below (the “General Release”). The Released Parties are intended to be third-party beneficiaries of this General Release, and this General Release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder. Terms used herein but not otherwise defined will have the meanings given to them in the Separation Agreement.

1.    I understand that any payments or benefits paid or granted to me under the Separation Agreement (other than the Accrued Amounts) represent, in part, consideration for signing this General Release and are not salary, wages, or benefits to which I was already entitled. I understand and agree that I will not receive any payments or benefits specified in the Separation Agreement (other than the Accrued Amounts) unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter. Such payments and benefits will not be considered compensation for purposes of any employee benefit plan, program, policy, or arrangement maintained or hereafter established by the Company or its affiliates, unless otherwise expressly provided therein.

2.    I knowingly and voluntarily (for myself and my heirs, executors, administrators, and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (arising through the date on which this General Release is executed by me) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties that I, my spouse, or any of my heirs, executors, administrators, or assigns may have (including, without limitation, any allegation, claim or violation, arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act, the Americans with Disabilities Act, the Family and Medical Leave Act, Title 20 of the Maryland Code, and/or the fair employment practices statute of the state or states in which I was previously employed by the Company or otherwise had a relationship with the Company or any of its subsidiaries or other affiliates, each as amended from time to time (all of the foregoing collectively referred to herein as the “Claims”)). This General Release will not apply to (a) any claim that arises after I sign this General Release, (b) any rights to indemnification or coverage under any officer or director policy that I may have, (c) any claim that may not be waived pursuant to applicable law, or (d) my rights to the Accrued Amounts and the Separation Benefits under the Separation Agreement.

3.    I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above.

4.    I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 that arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement will not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967). Nothing in this General Release prevents me from filing a charge with, cooperating with, or providing information to any federal or state administrative or enforcement agency, including without limitation the United States Equal Employment Opportunity Commission (“EEOC”) or any other government agency. I understand, however, that, except where such rights may not be waived under applicable law, I am giving up all rights to receive money or other individual relief recovered by the EEOC on my behalf as a result of any charge with respect to any matter covered by this General Release, or in connection with any judgment, award, settlement, or other payment or other relief resulting from or related to any Claim covered by this General Release.

5.    I agree that I hereby waive all rights to sue or obtain equitable, remedial, or punitive relief from any or all Released Parties of any kind whatsoever in respect of any Claim, including, without limitation, reinstatement, back pay, front pay, and any form of injunctive relief. Notwithstanding the above, I further acknowledge that I am not waiving and am not being required to waive any right that cannot be waived under law; provided, however, that I disclaim and waive any right to share or participate in any monetary award resulting from the prosecution of such right.

6.    By signing this General Release, I acknowledge and intend that it will be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release will be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state or local statute that expressly limits the effectiveness of a general release of unknown, unsuspected, and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to provide me with certain payments under the terms of the Separation Agreement. I further agree that if I should bring a Claim seeking damages against the Company, or if I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release will serve as a complete defense to such Claims to the maximum extent permitted by law. I further agree that I am not aware of any pending claim of the type described in paragraph 2 above as of the execution of this General Release.

7.    I acknowledge that any payments paid or granted to me under the Separation Agreement in connection with this General Release and my obligations under this General Release are in addition to anything of value to which I am entitled from the Company. I agree that receipt of any consideration and all payments under the Separation Agreement are contingent on my full compliance with its terms and conditions, including this General Release. Should I breach any provision of the Separation Agreement or this General Release, including but not limited to filing a lawsuit based upon any Claim covered by this General Release, I will immediately return to the Company any payment received and the Company shall no longer be obligated to pay me any payment or benefit otherwise due (other than the Accrued Amounts).

8.    I agree that neither this General Release, nor the furnishing of the consideration for this General Release, will be deemed or construed at any time to be an admission by the Company, any Released Party, or myself of any improper or unlawful conduct.

9.    I agree that if I violate this General Release by suing the Company or the other Released Parties with regard to the Claims (except for those claims excluded from the General Release as expressly provided herein), I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys’ fees.

10.    No non-disclosure provision in this General Release or in any other agreement between the Company and me prohibits or restricts me (or my attorney) from responding to any inquiry by the Securities and Exchange Commission (SEC), the Department of Justice (DOJ), the Financial Industry Regulatory Authority (FINRA), any other self-regulatory organization or any governmental entity or law enforcement branch, agency, or entity (a “Governmental Entity”). Additionally, nothing herein or in any other agreement between the Company and me is intended to impair my right to communicate, cooperate, or file a complaint with any Governmental Entity with respect to possible violations of any federal, state, or local law or regulation, or otherwise make disclosures to any Governmental Entity, in each case, that are protected under the whistleblower or similar provisions of any such law or regulation, provided that in each case such communications and disclosures are consistent with applicable law. Nothing herein is intended to impair my right to receive an award from a Governmental Entity for information provided under any whistleblower or similar program.

11.    I represent that I am not aware of any claim by me other than the claims that are released by this General Release. I acknowledge that I may hereafter discover claims or facts in addition to, or different from, those that I now know or believe to exist with respect to the subject matter of the release set forth in paragraph 2 above and that, if known or suspected at the time of entering into this General Release, may have materially affected this General Release and my decision to enter into it.

12.    This General Release, together with the Separation Agreement, constitutes the complete agreement between myself and the Company in respect of the subject matter hereof and supersedes all prior agreements between myself and the Company in respect of the subject matter hereof except to the extent set forth herein. For the avoidance of doubt, however, nothing in this General Release will constitute an amendment to or waiver of any Released Party’s right to enforce any obligations that survive a termination of my employment, including without limitation, any non-competition covenant, non-solicitation covenant, and any other restrictive covenants, in each case, to the extent applicable.

13.    Whenever possible, each provision of this General Release will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction, but this General Release will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

14.    I EXPRESSLY WAIVE ALL RIGHTS AFFORDED BY ANY STATUTE THAT LIMITS THE EFFECT OF A RELEASE WITH RESPECT TO UNKNOWN CLAIMS.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

1.    I HAVE READ IT CAREFULLY;

2.    I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

3.    I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

4.    I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

5.    I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS GENERAL RELEASE TO CONSIDER IT, AND THE CHANGES MADE SINCE MY RECEIPT OF THIS GENERAL RELEASE ARE NOT MATERIAL OR WERE MADE AT MY REQUEST AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;

6.    I UNDERSTAND THAT I HAVE SEVEN (7) DAYS AFTER THE EXECUTION OF THIS GENERAL RELEASE TO REVOKE IT AND THAT THIS GENERAL RELEASE WILL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

7.    I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

8.    I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED, OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

* * * * *

* * * * *

I agree to the terms of this Separation Agreement and General Release, and I am voluntarily signing this release of all claims. I acknowledge that I have read and understand this Separation Agreement and General Release, and have had the opportunity to review this by counsel of my own choosing or decline to do so. I understand that I cannot pursue any of the claims and rights that I have waived in this Separation Agreement at any time in the future.

Date:
Stephanie Pugliese

Reaffirmation Clause
(Sign within 21 days following March 3, 2023)

By signing below, I am extending and reaffirming the promises and agreements of each of the paragraphs in the Separation Agreement and General Release through March 3, 2023.

Date:
Stephanie Pugliese